Exhibit 10.6
AMENDMENT
TO CHANGE IN CONTROL AGREEMENT

This Amendment to the Change in Control Agreement (this "Amendment"), effective as of March 7, 2011, is entered into by and among Newpark Resources, Inc., a Delaware corporation ("Newpark"), and Gregg Piontek.
RECITALS
Reference is herein made to that certain Change in Control Agreement by and between Newpark and Gregg Piontek dated January 7, 2008 executed March 15, 2008 (the "Agreement"). Terms used but not defined herein shall have the meanings set forth in the Change in Control Agreement
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
In Annex "A" to the Agreement, the definition of the term "Termination Benefit" is hereby deleted in its entirety and replaced with the following new definition:

"Termination Benefit" shall mean the amount determined as set forth below. If Executive is entitled to a Termination Benefit, it shall be paid to Executive no later than the 60th day following the date on which his employment Terminates. The Termination Benefit shall be an amount equal to (i) 2 times Executive's annual base salary for the fiscal year of Newpark immediately preceding the fiscal year in which the Start Date occurs plus (ii) 2 times the higher of' a) the highest bonus actually received by the Executive under the 2003 Executive Incentive Compensation Plan or the 2010 Annual Cash Incentive Plan of Newpark in the two years immediately preceding the fiscal year of Newpark in which the Start Date occurs; or b) the "Target Award Opportunity" to which Executive would be entitled under the 2010 Annual Cash Incentive Plan of Newpark for the fiscal year of Newpark immediately preceding the fiscal year in which the Start Date occurs.

Signature Page to Follow

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Change in Control Agreement as of the day and year first above written

Newpark Resources, Inc.
/s/ Paul L. Howes
Paul L. Howes
President and CEO

/s/ Gregg Piontek              6/2/2011
Gregg Piontek      Date: